Exhibit 99.1

July 12, 2023 – 08:30 AM Eastern Time

Air Industries Group Announces the Appointment of Peter Rettaliata as Chairman of the Board

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (the Company) (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced that it has appointed Peter Rettaliata Chairman of the Company’s Board of Directors. As Chairman, he succeeds Michael Taglich, who will remain on the Board of Directors.

Mr. Rettaliata is currently a director of Air Industries and was formerly the Company’s Chief Executive Officer.

He has spent 50 years in the aerospace industry and has served as an executive and director of Air Industries for nearly three decades. For 20 years, from 1994 to December 2014, he was President and Chief Executive Officer of the Company and returned to that position on an acting basis from March to November 2017. Prior to joining Air Industries, Mr. Rettaliata was a senior executive of the Grumman Aerospace Corporation for 22 years.

Mr. Rettaliata also has served in a number of industry leadership roles, including Chairman of ADDAPT, an organization of regional aerospace companies; a member of the Board of Governors of the Aerospace Industries Association (AIA); and a member of the Executive Committee of the AIA Supplier Council. Mr. Rettaliata is a graduate of Niagara University, where he received a B.A. in History, and Harvard Business School, where he completed the PMD Program.

Michael Taglich commented, “Pete Rettaliata is well known and highly respected in the aerospace industry. His experience as a high-level executive with a prime contractor, and as a supplier to top-tier customers, provides a unique perspective on our industry. In his new role as Chairman, he will be a valuable resource to Lou Melluzzo, our CEO, as he pursues and executes exciting new growth initiatives.”

REMINDER: Investor Conference Call

Management will host a conference call to review the Company’s results for the first quarter of 2023 on Wednesday, July 12, 2023 at 4:15 PM Eastern Time

Conference Call Toll-Free Number 877-524-8416

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE American: AIRI) is an integrated manufacturer of precision assemblies and components for leading aerospace and defense prime contractors and original equipment manufacturers. The Company is a Tier 1 supplier to aircraft Original Equipment Manufacturers, a Tier 2 subcontractor to major Tier 1 manufacturers, and a Prime Contractor to the U.S. Department of Defense, and is highly regarded for its expertise in designing and manufacturing parts and assemblies that are vital for flight safety and performance.

Additional information about the Company can be found in its filings with the SEC.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com